ELITE FLIGHT SOLUTIONS, INC.
                        FORMERLY CARCORP USA CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2003

        (WITH REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS THEREON)

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Report of Independent Certified Public Accountants                           F-3

  Consolidated Financial Statements

  Consolidated Balance Sheet                                                 F-4

  Consolidated Statement of Operations                                       F-5

  Consolidated Statement of Stockholders' Deficit                            F-6

  Consolidated Statement of Cash Flows                                       F-7

Notes to Consolidated Financial Statements                                   F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and Board of Directors
Elite Flight Solutions, Inc.
Formerly Carcorp USA Corporation
Sarasota, Florida


      We have audited the accompanying consolidated balance sheet of Elite Flight Solutions, Inc., formerly Carcorp USA Corporation, as of June 30, 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the period from November 1, 2002 (Inception) through June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elite Flight Solutions, Inc., formerly Carcorp USA Corporation, as of June 30, 2003, and the results of its operations and cash flows for the period from November 1, 2002 (Inception) through June 30, 2003 in conformity with accounting principles generally accepted in the United States of America.




/S/ L.L. BRADFORD & COMPANY, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
July 17, 2003

                          ELITE FLIGHT SOLUTIONS, INC.
                        FORMERLY CARCORP USA CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 2003

                                     ASSETS

Current assets
         Cash                                                      $    227,772
         Accounts receivable,net of allowance
                for doubtful accounts                                    40,196
                                                                  --------------
                Total current assets                                    267,968

Fixed assets
         Office equipment                                                20,635
         Office furniture                                                 5,198
                                                                  --------------
                                                                         25,833
         Less:  accumulated depreciation                                    492
                                                                  --------------
                                                                         25,341

Other Assets                                                             76,540
                                                                  --------------

        Total assets                                               $    369,849
                                                                  ==============


                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                           $    113,343
        Accrued expenses and other current liabilities                    9,529
        Loans payable                                                   112,432
        Stockholder loan payable                                         30,000
                                                                  --------------
                Total current liabilities                               265,304

Long-term liability
        Convertible compensation debenture                              590,000
        Convertible debenture                                           250,000
                                                                  --------------
                                                                      1,105,304

Commitments and contingencies                                                 -

Stockholders' deficit
        Preferred stock; $0.001 par value; 10,000,000 shares                  -
                 authorized, no shares issued an outstanding
        Common stock; $.001 par value, 100,000,000
                 shares authorized, 48,253,009
                 shares issued and 38,253,009 shares outstanding         38,253
        Additional paid-in capital                                      711,876
        Loan fees related to equity line of credit                     (590,000)
        Treasury stock                                                  (10,000)
        Accumulated deficit                                            (885,584)
                                                                   -------------
                 Total stockholders' deficit                           (735,455)
                                                                   -------------
        Total liabilities and stockholders' deficit                $    369,849
                                                                   =============

          See Accompanying Notes to Consolidated Financial Statements

                          ELITE FLIGHT SOLUTIONS, INC.
                        FORMERLY CARCORP USA CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM NOVEMBER 1, 2002 (INCEPTION) THROUGH JUNE 30, 2003



Revenues                                                        $       169,358

Cost of revenues                                                        166,422
                                                                ----------------

Gross profit                                                              2,936

Operating expenses
        General administrative                                          878,504
        Selling expenses                                                  8,417
                                                                ----------------

                Total operating expenses                                886,921
                                                                ----------------

Loss from operations                                                   (883,985)

Other expense                                                             1,599
                                                                ----------------

Loss before provision for income taxes                                 (885,584)

Other expense
        Interest expense                                                      -
                                                                ----------------

Net loss                                                        $      (885,584)
                                                                ================

Loss per common share - basic and diluted                       $         (0.04)
                                                                ================

Weighted average common shares outstanding -
        Basic and diluted                                            24,782,114
                                                                ================

          See Accompanying Notes to Consolidated Financial Statements


                                                    ELITE FLIGHT SOLUTIONS, INC.
                                                  FORMERLY CARCORP USA CORPORATION
                                                CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE PERIOD FROM NOVEMBER 1, 2002 (INCEPTION) THROUGH JUNE 30, 2003



                                               Common Stock                    Loan Fees
                                          ---------------------  Additional    Related to                                 Total
                                                                  Paid-in     Equity Line    Treasury   Accumulated   Stockholders'
                                            Shares     Amount     Capital      of Credit      Stock       Deficit        Deficit
                                         ----------- ---------- ------------ -------------  ---------- ------------- --------------

Balance at November 1, 2002 (Inception)           -   $      -   $        -   $         -    $      -   $         -   $          -


Issuance of common stock to founders
 for services                             23,502,066     23,502      160,548            -           -             -        184,050


Issuance of common stock and receipt      11,751,033     11,751       (1,751)           -     (10,000)            -              -
 of treasury stock through merger
 with Carcorp USA, Corporation


Issuance of common stock for services      3,000,000      3,000      552,000            -           -             -        555,000


Deemed interest expense related to                -          -         1,079            -           -             -          1,079
 conversion feature of convertible
 debenture


Loan fees related to Equity Line                  -          -            -      (590,000)                                (590,000)
 of Credit


Net Loss                                          -          -            -             -           -      (885,584)      (885,584)
                                         ----------- ---------- ------------ -------------  ---------- ------------- --------------


Balance, June 30, 2003                   38,253,099   $ 38,253   $  711,876   $  (590,000)   $(10,000)  $  (885,584)  $   (735,455)
                                         =========== ========== ============ =============  ========== ============= ==============







                                     See Accompanying Notes to Consolidated Financial Statements



                                                                F-6

                          ELITE FLIGHT SOLUTIONS, INC.
                        FORMERLY CARCORP USA CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM NOVEMBER 1, 2002 (INCEPTION) THROUGH JUNE 30, 2003


Cash flows from operating activities:
        Net loss                                                $     (855,584)
        Adjustments to reconcile net loss to
        net cash used by operating activities:
                Depreciation and amortization                              992
                Deemed interest expense                                  1,079
                Stock issued for services                              739,050
        Changes in operating assets and liabilities:
                Increase in accounts receivable                         (40,196)
                Increase in other assets                                (77,040)
                Increase in accounts payable                            113,343
                Increase in accrued expenses and other
                        current liabilities                               9,529
                                                                ----------------

                        Net cash used by operating activities          (138,827)

Cash flows from investing activities:
                Purchase of fixed assets                                (25,833)
                                                                ----------------

                Net cash used by investing activities                   (25,833)
                                                                ----------------
Cash flows from financing activities:
        Proceeds from loans payable                                     144,000
        Principal payments on loans payable                             (31,568)
        Proceeds from stockholder loans payable                          30,000
        Proceeds from convertible debenture                             250,000
                                                                ----------------

                Net cash provided by financing activities               392,432

Net increase in cash                                                     22,772

Cash, at beginning of period                                                  -

Cash, at end of period                                          $       227,772
                                                                ================

Supplemental disclosure of financing activities:
        Cash during the period for:
                Income taxes paid                               $             -
                                                                ================
                Interest                                        $             -
                                                                ================

Supplemental disclosure of financing activities:
        Issuance of Convertible Compensation Debenture
                in exchange for Loan fees related to equity
                line of credit                                  $       590,000
                                                                ================

          See Accompanying Notes to Consolidated Financial Statements

                          ELITE FLIGHT SOLUTIONS, INC.
                        FORMERLY CARCORP USA CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION - Elite Flight Solutions, Inc., formerly Carcorp USA Corporation ("Carcorp"), was incorporated in the state of Delaware on February 4, 1999 as Hydrox Sales Corp. Pursuant to an agreement dated January 26, 2001, and amended on November 8, 2001, Carcorp acquired Carcorp USA, Inc. ("Carcorp Inc."), a Florida corporation in a transaction accounted for as a reverse merger. Carcorp issued 15,000,000 shares of its common stock for all of the issued and outstanding common stock of Carcorp Inc. In December 2002, Carcorp Inc. lost the only funding source with Citicapital, formerly European American Bank ("Citi"), for it's vehicle leasing activities and was unable to obtain any other funding sources. Furthermore, Citi confiscated all leased vehicles returned to and/or repossessed by Carcorp, which was financed by Citi. As a result of the foregoing factors, Carcorp discontinued its vehicle leasing activities as of December 31, 2002. As a result of the discontinued operations of the Carcorp's vehicle leasing activities, Carcorp's only activity was maintaining its corporate affairs. On May 30, 2003, Carcorp sold the remaining net assets and liabilities to its Chief Executive Officer and majority stockholder in exchange for 10,000,000 shares of common stock in Carcorp, which he owned. The 10,000,000 shares of common have been recorded as treasury stock at par value totaling $10,000 until the shares are cancelled.

Pursuant to an agreement dated February 4, 2003, and amended on May 30, 2003, Carcorp, a non-operating public shell company with no operations, nominal net assets, 21,751,033 shares of common stock issued, 11,751,033 shares of common stock outstanding and 10,000,000 shares of treasury stock, merged with Elite Flight Solutions, Inc. ("Elite"), a privately-held operating Nevada corporation, in a transaction accounted for as a reverse merger. In order for Elite to properly account for the issued and outstanding shares of common stock, Elite was subject to a 1-for-7.83 reverse stock split contemporaneously with the merger. Accordingly, the accompanying consolidated financial statements have been retroactively restated to reflect the 1-for-7.83 reverse stock split as if such reverse stock split occurred as of Elite's date of inception. Carcorp issued 23,502,066 shares of its common stock for all of the issued and outstanding common stock of Elite and another 82,257,231 shares will be issued subsequent to an increase in the authorized common stock pursuant to an amendment to the certificate of incorporation. As a result, Elite's former stockholders exercised control over Carcorp. The accounting for the merger is identical to that resulting from a reverse merger, except no goodwill or other intangible assets are recorded. Accordingly, these financial statements are the historical financial statements of Elite (hereafter referred to as the "Company").

On March 5, 2003, the Company formed a wholly owned subsidiary, FlyJets.biz, Inc. ("FlyJets") (a Nevada Corporation). The results of operations have been included in the financial results of the Company. Elite and its wholly owned subsidiary, FlyJets.biz, Inc. provide aircraft leasing, charter and related services.

On May 30, 2003, the Company filed a certificate of merger in both Nevada and Delaware whereby the named surviving corporation is Carcorp USA Corporation, a Delaware corporation.

On June 25, 2003, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to Elite Flight Solutions, Inc.

PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its subsidiary, FlyJets.biz, Inc., which is wholly-owned. Significant intercompany accounts and transactions have been eliminated in consolidation.

DEFINITION OF FISCAL YEAR - The Company's fiscal year end is June 30.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period presented. Actual results could differ from those estimates.

REVENUE RECOGNITION - Revenue from charters of airplanes are recognized as performed based on contractual charter rates.

FIXED ASSETS - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 5 to 7 years. The amounts of depreciation provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income.

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

ADVERTISING COSTS - The Company recognizes advertising expenses in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communicating advertisements in the period in which the advertising space or airtime is used.

COMPREHENSIVE INCOME - In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" was issued. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of June 30, 2003, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of Comprehensive Income in the accompanying financial statements.

INCOME TAXES - The Company accounts for its income taxes in accordance with SFAS No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

As of June 30 2003, the Company has available net operating loss carryovers of approximately $7,285,000 that will expire in various periods through 2023. Such losses may not be fully deductible due to the significant amounts of non-cash service costs. The Company has established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The Company granted no warrants or options to employees for compensation for the period from November 1, 2002 through June 30, 2003.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The carrying amount and estimated fair value of the Company's convertible debenture at June 30, 2003 is as follows:

                                                       Carrying     Estimated
                                                        Amount      Fair Value
                                                     ------------- -------------
   Convertible debenture                              $    250,000  $   220,000

The estimated fair value of the Company's long-term liability was based on quoted market rates. The carrying values of all other financial instruments approximate their fair value.

NET INCOME (LOSS) PER COMMON SHARE - The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share and SEC Staff Accounting Bulletin ("SAB") No. 98. Under the provisions of SFAS No. 128 and SAB No. 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS - In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN No. 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of SFAS No. 5, 57, and 107 and rescission of FASB Interpretation No. 34, was issued. FIN No. 45 clarifies the requirements of SFAS No. 5, Accounting for Contingencies, relating to a guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The adoption of the provisions of FIN No. 45 did not have a material impact on the Company's results of operations, financial position or cash flows.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the period from November 1, 2002 (Inception) through June 30, 2003 no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.


NOTE 2 - MERGER


PRO FORMA RESULTS (UNAUDITED)
-----------------------------

As discussed in Note 1, Elite Flight Solutions, Inc. merged with Carcorp USA Corporation. Accordingly, the following unaudited pro forma condensed statements of operations are to present the results of operations of the consolidated entities for the year ended June 30, 2003 as though the transaction described in
Note 1 had been effective on July 1, 2002. The pro forma results of operations are based upon assumptions that the Company believes are reasonable and are based on the historical operations of Carcorp USA Corporation and Elite Flight Solutions, Inc. The pro forma statements of operations are presented for informational purposes only and are not necessarily indicative of the results of operations that would have occurred had the business combination been consummated on July 1, 2002.


PRO FORMA RESULTS FOR THE FISCAL YEAR ENDED JUNE 30, 2003:
----------------------------------------------------------


                                          Elite Flight                       Pro Forma       Pro Forma
                                             Solutions       Carcorp        Adjustment        Results
                                         --------------     ------------    ------------     -------------

Revenues                                 $      169,358     $          -    $          -     $      169,358

Cost of revenues                                166,422                -               -            166,422
                                         --------------     ------------    ------------     --------------

Gross profit                             $        2,936                -               -              2,936

Operating expenses                              886,921        1,625,361               -          2,512,282
                                         --------------     ------------    ------------     --------------

Loss from operations                     $    (883,985)      (1,625,361)               -        (2,509,346)

Other expense                                   (1,599)                -               -            (1,599)
                                         --------------     ------------    ------------     --------------

Loss before tax provision                     (885,584)      (1,625,361)               -        (2,510,945)

Tax provision                                         -                -               -                  -
                                         --------------     ------------    ------------     --------------

Loss from continuing operations               (885,584)      (1,625,361)               -       ( 2,510,945)
                                         --------------     ------------    ------------     --------------

Loss from discontinued operations                     -      (7,615,268)               -        (7,615,268)
                                         --------------     ------------    ------------     --------------

Net loss                                      (885,584)     $ (9,240,629    $          -     $ (10,126,213)
                                         ==============     ============    ============     ==============

Loss per common share, basic and diluted


Loss from continuing operations          $       (0.04)     $     (0.08)    $          -     $       (0.07)
                                         ==============     ============    ============     ==============

Loss from discontinued operations        $            -     $     (0.39)    $          -     $       (0.22)
                                         ==============     ============    ============     ==============

Net loss                                 $       (0.04)     $     (0.47)    $          -     $       (0.29)
                                         ==============     ============    ============     ==============
Weighted average shares used
in per share calculations                    23,665,281       19,724,184               -         35,414,589
                                         ==============     ============    ============     ==============

NOTE 3 - OTHER ASSETS

As of June 30, 2003, other assets totaling $72,280 consists of the following:

Loan fees, net (see Note 6)                                        $   59,500

Deposit related to negotiations to rent office
  space and 2 hangers for operations.  Management
  expects to finalize a rent agreement in August                       12,780

Other assets                                                            4,260
                                                                  -----------

                                                                   $   76,540
                                                                  ===========


NOTE 4 - LOANS PAYABLE

As of June 30, 2003, the Company owes $93,000 and $19,432 to two entities. The loans are unsecured, non-interest bearing and payable on demand.


NOTE 5 - STOCKHOLDER LOAN PAYABLE

As of June 30, 2003, the Company owes $30,000 to a stockholder. The loan is unsecured, non interest bearing, and payable upon demand.


NOTE 6 - CONVERTIBLE DEBENTURE

As of June 30, 2003, convertible debenture totaling $250,000 consists of a loan agreement with a lender secured by all of the property of the Company. Upon closing, the Company paid $59,500 (net of amortized expense of $500) in loan fees and other expenses which were capitalized and reflected as part of other assets totaling $76,540 and will be expensed over the life of the loan using the straight-line method. The balances bears an interest rate of 5.0% term of the loan is five years, with principal and interest only payments at 5.0%, with principal and interest due June 2008. The lender has the option of converting this loan to common stock, at the lower of a) twenty -five cents ($0.25), or b) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date.

Due to the conversion feature of the debt and the Company's historical range of common stock prices, the Company recorded deemed interest totaling $1,079.


NOTE 7 - EQUITY LINE OF CREDIT

In June 2003, the Company entered into a Regulation D Common Stock Private Equity Line of Credit Agreement ("Credit Agreement") with Cornell Capital Partners, LP ("Cornell"). The Credit Agreement entitles the Company to draw funds up to $10,000,000 from issuance of its common stock for an amount equal to 95% of the market value at the time of each draw request, expiring June 2005, subject to certain terms and conditions. Additionally, the Credit Agreement requires the Company to pay Cornell a commitment fee in the amount of $590,000 to be paid by the issuance of a Convertible Compensation Debenture, as discussed in Note 8. Furthermore, the Company is required to file a registration statement on Form SB-2 with the Securities and Exchange Commission for the registration of common stock for future issuance related to the Subscription Agreement.


NOTE 8 - CONVERTIBLE COMPENSATION DEBENTURE

In June 2003, pursuant to the Credit Agreement, as discussed in Note 7, the Company entered into a Convertible Compensation Debenture ("Debenture") with Cornell totaling $590,000. The balance is unsecured, bears an interest rate of 5.0%, with principal and interest due June 2006. Additionally, Cornell is entitled to convert all or part of the principal and interest balance of the Debenture into the Company's common stock equal to the lowest closing bid price for the three trading days immediately preceding the conversion date. The Company has accounted for this transaction as a long-term liability and "Loan fees related to equity line of credit" which will be amortized over the life of the Credit Agreement.


NOTE 9 - COMMITMENTS AND CONTINGENCIES

SUBLEASED FACILITY - The Company operates from a subleased facility under a noncancellable operating lease. The Agreement calls for a monthly base rent of approximately $1,000 through December 31, 2003. As of June 30, 2003, total rent expense for the leased facility approximated $3,100.

Future minimum rental payments through December 31, 2003 required under the operating lease for the office facility is $5,831.

SECURITIES  PURCHASE  AGREEMENT - During June 2003,  the Company  entered into a
Securities Purchase Agreement ("the Agreement") with an investor whereby the investor agreed to purchase $250,000 of convertible debentures upon execution of the agreement. Additionally the investor will purchase two more convertible debentures, each at $125,000 upon the filing and acceptance of a registration statement by the SEC. As of June 30, 2003, the $250,000 convertible debenture was purchased and recorded by the Company as a convertible debenture (see Note
6).

Contemporaneously, the Company entered into an Equity Line of Credit Agreement ("ELC") with the investor whereby the investor agreed to purchase up to $10,000,000 of the Company's common stock. The Company may request advances upon completion and acceptance of the registration statement.


NOTE 10 - INCOME TAXES

The Company did not record any current or deferred income tax provision or benefit for any of the period presented due to net losses and nominal differences.

The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating losses, because of uncertainty regarding its realizability.

As of June 30, 2003, the Company had a net operating loss carry forward of approximately $7,285,000 for federal income tax purposes to offset future taxable income, if any. Utilization of the net operating loss carry forward, which will expire in various periods through 2022, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws. To the extent that net operating losses of approximately $7,285,000, when realized, relate to stock options and warrants, the resulting benefits will be credited to stockholders' deficit.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. As of June 30, 2003, significant components of the Company's deferred tax assets are approximately as follows:

Net operating loss                                                $  2,477,049
Stock based compensation                                               792,557
                                                                --------------
Total deferred tax assets                                            3,269,606
Valuation allowance for deferred tax assets                          3,269,606
                                                                --------------

Net deferred tax assets                                           $         -
                                                                ==============

NOTE 11 - SUBSEQUENT EVENT

During July 2003, the Company cancelled 10,000,000 treasury shares of the Company's common stock received during the reverse merger, as discussed in Note 1.